UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026
 ______________________________
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1341 Horton Circle, Arlington, Texas 76011
(Address of principal executive offices)
(817) 390-8200
(Registrant’s telephone number, including area code)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	DHI	New York Stock Exchange
NYSE Texas
5.000% Senior Notes due 2034	DHI 34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

D.R. Horton, Inc. Credit Agreement

Effective March 27, 2026, D.R. Horton, Inc. (“D.R. Horton”), Mizuho Bank, Ltd., as successor Administrative Agent, an Issuing Bank and a Lender (“Mizuho” or “Administrative Agent”) and certain other Lenders entered into Amendment No. 13 (“Amendment No. 13”) to the Credit Agreement dated as of September 7, 2012, as amended prior to the date hereof (as so amended, the “D.R. Horton Credit Agreement”).

Pursuant to the terms of Amendment No. 13, the Administrative Agent and the Lenders party thereto agreed to, among other things, (i) increase the Aggregate Revolving Credit Commitment to $3.295 billion across multiple maturity tranches, including Series C Revolving Credit Commitments maturing on October 28, 2027, Series D Revolving Credit Commitments maturing on March 27, 2029 and Series E Revolving Credit Commitments maturing on March 27, 2031, (ii) increase the Aggregate Credit Facility Limit to $4.0 billion, (iii) modify the applicable interest rate margins and (iv) refresh the extension options available to D.R. Horton.

DRH Rental, Inc. Credit Agreement

Effective March 27, 2026, DRH Rental, Inc. (“DRH Rental”), a wholly-owned subsidiary of D.R. Horton, Mizuho, as Administrative Agent, and the Lenders named therein entered into Amendment No. 2 (“Amendment No. 2”) to the Credit Agreement dated as of March 4, 2022, as amended prior to the date hereof (as so amended, the “DRH Rental Credit Agreement”) with respect to its $1.050 billion senior unsecured revolving credit facility.

Pursuant to the terms of Amendment No. 2, the Administrative Agent and the Lenders party thereto agreed to, among other things, (i) extend the Termination Date to March 27, 2030, (ii) reduce the applicable undrawn fees, (iii) modify the applicable interest rate margins and (iv) refresh the extension options available to DRH Rental.

The descriptions and terms of Amendment No. 13 and Amendment No. 2 provided herein are qualified in their entirety by reference to the full and complete terms contained in Amendment No. 13 and Amendment No. 2, which are attached to this Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein. Capitalized terms not defined herein are defined in Amendment No. 13 or Amendment No. 2, as applicable, or as provided therein.

Certain of the Lenders under the D.R. Horton Credit Agreement and the DRH Rental Credit Agreement, and their affiliates, have various relationships with D.R. Horton and its affiliates and have in the past provided, and may in the future provide, investment banking, commercial banking and financial advisory services to D.R. Horton and its affiliates in the ordinary course of business for which they have received and may continue to receive fees and commissions.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Amendment No. 13 to Credit Agreement, dated March 27, 2026, by and among D.R. Horton, Inc., Mizuho Bank, Ltd., as successor Administrative Agent, and the Lenders named therein.
	10.2	Amendment No. 2 to Credit Agreement, dated March 27, 2026, among DRH Rental, Inc., Mizuho Bank, Ltd., as Administrative Agent, and the Lenders party thereto.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. Horton, Inc.
Date:	March 31, 2026	By:	/S/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

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